Exhibit 1.01 – Conflict Minerals Report (CMR)

Conflict Minerals Report of Hasbro, Inc.

Section 1: Introduction
This is the Conflict Minerals Report of Hasbro, Inc. (herein referred to as "Hasbro," the Company," "we," "us," or "our ") for calendar year 2020 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1"). Certain terms in this report are defined in Rule 13p-1 and Form SD and the reader is invited to refer to those sources for complete definitions of these terms.

Hasbro marketed products based on owned, controlled and licensed intellectual properties within our brand architecture under the following four brand categories during 2020, each of which may include products containing 3TG: (1) Franchise Brands; (2) Partner Brands; (3) Hasbro Gaming; and (4) Emerging Brands. Some examples of where 3TG can be found in our products are shown below. In all cases, those metals are inaccessible to the consumer because they are located within internal components. eOne products were not in scope for the calendar year 2020 conflict minerals report due to the fact that intellectual property related to those products was licensed to third-parties who manufactured and sold the products. Beginning in 2021, certain eOne products will be produced by Hasbro’s supply chain organization.

Franchise Brands: Franchise Brands are comprised of Hasbro’s most significant owned or controlled brands, which we believe can deliver significant revenues, profits and growth across the Hasbro brand blueprint over the long-term. Our seven Franchise Brands are MAGIC: THE GATHERING, NERF, PLAY-DOH, MONOPOLY, TRANSFORMERS, BABY ALIVE and MY LITTLE PONY. An example of 3TG used in Franchise Brands is the NERF Ultra One Motorized Blaster which contains tin in the solder and pins in the Printed Circuit Board Assembly. Gold is also found in the plating for the Printed Circuit Board Assembly.

Partner Brands: Partner Brands includes those brands we license from other parties for which we develop toy and game products. Significant Partner Brands include MARVEL, including SPIDER-MAN and THE AVENGERS, LUCASFILMS' STAR WARS, DISNEY PRINCESS and DISNEY FROZEN, DISNEY’S DESCENDANTS, BEYBLADE, DREAMWORKS’ TROLLS and SESAME STREET. Partner brands MARVEL, STAR WARS, DISNEY’S DESCENDANTS, DISNEY PRINCESS and DISNEY FROZEN are all owned by The Walt Disney Company (“Disney”).

Hasbro Gaming: Gaming includes the Company’s face-to-face, trading card and digital game experiences played as board, off-the-board, digital, card, electronic, trading card and role-playing games. Hasbro gaming includes brands such as DUNGEONS & DRAGONS, JENGA, THE GAME OF LIFE, OPERATION, SCRABBLE, TRIVIAL PURSUIT, TWISTER and many others. An example of 3TG used in Hasbro Gaming is the Operation Blitz which includes Tin in the electronic wire.

Emerging Brands: Emerging Brands includes those brands we own or control which have not yet grown to the significance of a franchise brand, many of which we believe could be potential franchise brands. We also launch new brands in this portfolio. Hasbro Emerging Brands include brands such as FURREAL FRIENDS, PEPPA PIG, POWER RANGERS, PLAYSKOOL, PJ MASKS, GI JOE, and LITTLEST PET SHOP. An example of 3TG used in Emerging Brands is the PLAYSKOOL Play Favorites Lullaby Gloworm Toy which includes Tin in the solder and plating in the Printed Circuit Board Assembly. Gold is found in the electronic wire and Tungsten in the Integrated Circuit in the Printed Circuit Board Assembly.

Section 2: Due diligence framework
Hasbro designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition ("OECD Framework").

Section 3: Due diligence measures undertaken

Hasbro's due diligence efforts for 2020 continued to include the following steps:

Establish company management systems:

•Communicated our conflict minerals policy to all contract manufacturers, ensuring they were made aware that Hasbro’s policy does not preclude them from sourcing conflict free minerals from the Covered Countries, but is intended to encourage responsible sourcing. To summarize our conflict minerals policy, Hasbro requires suppliers to fully respond to our information requests, provide a list of smelter or refiner (“Smelters”) names, source from conflict free Smelters as determined by a third-party audit program such as the Responsible Minerals Initiative (RMI), London Bullion Market Association, Responsible Jewellery Council or any other recognized equivalent, and to initiate contact with non-audited Smelters to persuade such Smelters to undergo a Responsible Minerals Assurance Process (“RMAP”) audit of their due diligence practices.

•Operated under our internal governance structure created in 2013, which is overseen by members of our senior management team and includes a cross functional conflict minerals steering committee and working group comprised of representatives from the Global Government and Regulatory Affairs, Corporate Social Responsibility, Global Sourcing, Legal, Finance and Internal Audit functions of Hasbro. The Senior Director, Global Ethical Sourcing oversees the program and its implementation.

•Provided surveyed contract manufacturers with training presentations that include an overview of the conflict minerals rule under the Dodd-Frank Act, as well as trainings on how to complete the survey. The communication and training specified that contract manufacturers should not ban sourcing 3TG from the Covered Countries in order to maintain support of socio-economic regional development, so long as the contract manufacturers are utilizing only conformant Smelters. In addition, Hasbro directly reviewed a sample of contract manufacturer conflict minerals policies to ensure that they included the minimum policy requirements and did not ban minerals from the Covered Countries.

•Engaged with contract manufacturers that Hasbro believed were most likely to supply products containing 3TG, informing them that Hasbro is subject to Section 1502 of the Dodd Frank Act and that their cooperation in responding to the survey is required.

•Conducted supply chain surveys using a third-party platform based on the RMI Conflict Minerals Reporting Template (CMRT). Surveys were sent to the 30 contract manufacturers of products identified during our applicability assessment as potentially containing 3TG.

•Engaged as necessary with unaudited Smelters by sending a letter requiring that they undergo the RMI audit process in order to demonstrate compliance with the Hasbro Conflict Minerals policy.

•Maintained our grievance mechanism to enable the reporting of grievances via the Hasbro Conflict Minerals email box.

•Maintained our policy of retaining conflict minerals program documentation for 5 years.

Identify and assess risks in the supply chain

•Contract manufacturers surveyed were asked to identify Smelters that process conflict minerals contained in our products, including country of origin of the 3TG, based on the RMI CMRT. Hasbro required vendors to provide information on Hasbro products only (“product-level declarations”).

•Every survey was entered into our third-party technology platform and then reviewed by the technology platform, a third-party consultant and, where deemed necessary, Hasbro personnel.

•Non-responsive contract manufacturers and survey responses that we believed to be incomplete or inconsistent were identified and resolved to achieve 100% complete/consistent responses.

•Reasons for follow-up with contract manufacturers included, but were not limited to, that the contract manufacturer did not provide a complete or accurate Smelter list, did not receive complete 3TG sourcing information from all of its relevant suppliers, the response was not specific to Hasbro products only, or inconsistencies were identified in the answers contract manufacturers provided within the survey.

•Smelters identified by contract manufacturers surveyed by Hasbro were compared against lists maintained by the technology platform provider, the current Smelter lists from the RMAP and our external consultant. This was done to confirm the validity of Smelters and the plausibility of the countries of origin.

•Reviewed contract manufacturers policies and procedures directly, in addition to conducting Responsible Business Alliance (RBA) audits, in order to ensure they meet minimum requirements.

•Conducted remote visits to a contract manufacturers and Smelters in order to learn more about effective implementation and challenges to responsible mineral use.

Design and implement a strategy to respond to identified risks

•Executive members of the steering committee met three times during the 2020 conflict minerals due diligence period to review the results of the applicability assessment, survey review and associated risks.

•Contract manufacturers that did not respond to Hasbro's initial survey request were sent escalation letters directing that they provide the information requested. In cases where additional follow-up was needed, emails were sent by the technology platform, by our third-party consultant and contact was made by Hasbro management.

•Contract manufacturers that provided survey responses identifying Smelters not on the RMI’s active or compliant Smelter lists were sent corrective action letters, as necessary, noting that Hasbro requires them to source 3TG from RMAP-compliant Smelters. In the corrective action letters, Hasbro requested that contract manufacturers that source from non-RMAP-compliant Smelters verify if the Smelters are in the Hasbro supply chain. If the Smelter was not in the supply chain, they were required to update their response and remove the Smelter from their list. If the Smelter was in the supply chain, contract manufacturers were instructed to contact the respective Smelters and require them to participate in a recognized conflict minerals audit program and provide documentation of this to Hasbro. If they were not able to obtain Smelter cooperation, the contract manufacturers were reminded of the Hasbro conflict minerals sourcing policy and requirement to remove the unaudited Smelter from their supply chain for Hasbro Products.
Carry out independent third-party audit of Smelter due diligence practices
Hasbro is a downstream consumer of 3TG and is many steps removed from Smelters that provide minerals and ores. Hasbro does not purchase raw minerals or ores and does not directly purchase 3TG. Therefore, Hasbro does not perform or direct audits of Smelters within the supply chain. Rather, as a member of the RMI we rely on and support the audits carried out by that organization. Those audits confirm that Smelters conform to the OECD Due Diligence Guidance for their own sourcing practices by reviewing the Smelter sourcing/conflict minerals policy and verifying implementation.

Report annually on supply chain due diligence

This report and the associated Form SD are available online at the following internet address: http://csr.hasbro.com/has20-conflict-minerals-report.php.

Section 4: Determination
Based on the due diligence described above for 2020, Hasbro was able to determine that some 3TG used by our contract manufacturers for Hasbro products originated in the Covered Countries and/or did not originate from recycled or scrap sources.

As a downstream consumer of 3TG, Hasbro must rely on its contract manufacturers to gather information about Smelters in the supply chain. Hasbro received responses from 100% of the contract manufacturers it surveyed (the survey included all 30 contract manufacturers identified as potentially incorporating 3TG into products supplied to Hasbro). The relevant contract manufacturers declared a total of 240 unique Smelter names as the source of 3TG in Hasbro products. Of the 240 declared Smelters, 237 (99%) were designated as conformant or active under the RMAP for 2020. However, we are unable to link specific Smelters to our applicable products. There were two tungsten smelters and one tin smelter that were non-conformant. Based on our third-party data collection system, the two tungsten smelters did not source from the Covered Countries and based on the RMI data, ceased operations during 2020. We were unable to determine the country of origin for the minerals processed by the one tin smelter that was non-conformant, and it has been removed from our supplier’s supply chain. As of the end of the reporting year all smelters identified as operational in our supply chain were RMAP conformant or active.

The results of our due diligence of the 3TG used in our in-scope products are noted below:

2021 Smelter	Tin	Tungsten	Tantalum	Gold	Total
Total number of Smelters	52	43	37	108	240
Number (%) of Smelters listed as conformant by RMI	51 (98%)	41 (95%)	37 (100%)	108 (100%)	237 (99%)
Number (%) of Smelters not sourcing from Covered Countries (RMI)	48 (92%)	13 (30%)	26 (70%)	41 (38%)	128 (53%)
Number (%) of Smelters that are conformant or not sourcing from the Covered Countries	51 (98%)	43 (100%)	37 (100%)	108 (100%)	239 (99.6%)

Status of Identified Smelters

Tin Smelters
1
51
Conformant
Non-Conformant
Tungsten Smelters
2
41
Conformant
Non-Conformant
Tantalum Smelters
37
Conformant
Non-Conformant
Gold Refiners
108
Conformant or Active
Non-Conformant

Set forth in Annex 1 is a list of the unique Smelter names disclosed to us by contract manufacturers broken down by metal. Based on the information provided by Hasbro’s contract manufacturers, from the RMAP and other sources, Hasbro believes that the countries of origin of the 3TG contained in some of our products might include Covered Countries, and may not originate from recycled or scrap sources, but we are not able to make that determination at this time for all products or sources. The aggregated list of Countries of Origin based on input from RMI and their Country of Origin list and the Smelters reported to us by our contract manufacturers is set forth in Annex 2.

The Hasbro sourcing model is designed to provide Hasbro flexibility to move production of products among contract manufacturers based on contract manufacturer capacities and product demand. Consequently, there may be instances where the same Hasbro branded product is manufactured by multiple contract manufacturers, which increases the complexity in linking a product with specific Smelters.
Section 5: Independent audit

Hasbro has determined that for 2020 an independent private sector audit is not required.

Section 6: Continuous Improvement efforts to mitigate risk

Hasbro took the following steps to improve our program overall, the number and quality of responses in the 2020 compliance period and to mitigate risk that 3TG used in Hasbro products may finance or benefit armed groups in the Covered Countries:

•Hasbro’s Senior Director of Ethical Sourcing and Human Rights issued a response request letter to all contract manufacturers for the 2020 reporting year survey.

•Achieved a 100% response rate from all applicable contract manufacturers and resolved 100% of inconsistent responses from contract manufacturers.

•Engaged with the one contract manufacturer to bring the one identified non-conformant tin smelter into conformance with the RMAP process or have them removed from the supply chain. The contract manufacture has informed Hasbro that the smelter has been removed from the supply chain. (As mentioned above, the other 2 non-conformant smelters are now not operational).

•Continued to use contract terms and conditions for new contracts requiring contract manufacturers to respond to inquiries regarding 3TG in a timely manner, such as through incorporation of conflict minerals requirements into Hasbro’s Vendor Manual, which is incorporated into Hasbro’s Master Agreements with contract manufacturers.

•Rather than relying on contract manufacturers to provide country of origin information, we undertook our own efforts to identify countries of origin using our third-party technology provider. Our external consultant conducted a further plausibility review to ensure that the identified countries have known 3TG ore mining operations or proven mineral reserves.

•Continued to work with contract manufacturers to help them understand the importance of this initiative to Hasbro and to encourage their participation in the conflict minerals survey through trainings for relevant contract manufacturers. Due to Covid-19 circumstances, Hasbro conducted virtual training sessions for all global in-scope vendors, as opposed to in-person sessions. We believe this resulted in improvements in identifying Smelters applicable to Hasbro.

In the next compliance period, Hasbro intends to take the following steps to further improve the number and quality of contract manufacturer responses and continue to mitigate the risk that 3TG used in Hasbro products may finance or benefit armed groups in the Covered Countries:

•Continue to use contract terms and conditions for new contracts requiring contract manufacturers to respond to inquiries regarding conflict minerals in a timely manner.

•Continue engaging with contract manufacturers, with the objective of maintaining a 100% response rate from all applicable contract manufacturers and obtaining complete lists.

•Continue to work with contract manufacturers to identify to the extent possible the source of 3TG used in Hasbro's products.

•Continue to build capabilities with active and new contract manufacturers by helping them understand the importance of this initiative to Hasbro and to encourage their participation through contract manufacturer trainings.

•Continue to require that any 3TG included in our products be sourced from Smelters that are identified as conflict free through the RMAP or an audit program with which RMAP has a mutual recognition agreement.

•Continue working with our contract manufacturers to better understand how individual sources of 3TG may apply to our individual product categories.

•As a result of becoming a full RBA member in October 2016, Hasbro will continue to utilize an annual RBA Validated Audit Process (VAP) or Customer Managed Audit (CMA) audit for 100% of our contract manufacturers, which includes verifying that a manufacturer has a documented, effective and communicated conflict minerals policy and management program.

•Continue to emphasize that Hasbro’s policy does not preclude contract manufacturers from sourcing conflict free minerals from the DRC and adjoining countries and communicate this policy provision to contract manufacturers.

Certain statements in this Conflict Minerals Report contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations concerning the Company's future actions to engage contract manufacturers, to identify to the extent possible the source of 3TG in its products and to take other actions regarding its product sourcing. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties including, but not limited to, decisions to make changes in the Company’s continual improvement efforts and delays or difficulties in engaging contract manufacturers and identifying the source of 3TG contained in the Company’s products.

ANNEX 1

 Identified Smelters
(of the 240 identified Smelters, 237 were RMAP active or conformant for 2020)

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Gold	8853 S.p.A.	CID002763	Italy	Conformant
Gold	Advanced Chemical Company	CID000015	United States	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	Conformant
Gold	Asahi Pretec Corp.	CID000082	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	Conformant
Gold	Asahi Refining USA Inc.	CID000920	United States	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Conformant
Gold	AU Traders and Refiners	CID002850	South Africa	Conformant
Gold	Aurubis AG	CID000113	Germany	Conformant
Gold	Bangalore Refinery	CID002863	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	Conformant
Gold	Boliden AB	CID000157	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	Conformant
Gold	Chimet S.p.A.	CID000233	Italy	Conformant
Gold	Chugai Mining	CID000264	Japan	Conformant
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Gold	Dowa	CID000401	Japan	Conformant
Gold	DS PRETECH Co., Ltd.	CID003195	Korea, Republic of	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	Conformant
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	CID002459	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	Active
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	Conformant
Gold	Istanbul Gold Refinery	CID000814	Turkey	Conformant
Gold	Italpreziosi	CID002765	Italy	Conformant
Gold	Japan Mint	CID000823	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	Conformant
Gold	JSC Uralelectromed	CID000929	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	Conformant
Gold	Kazzinc	CID000957	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Gold	L'Orfebre S.A.	CID002762	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	Conformant
Gold	Marsam Metals	CID002606	Brazil	Conformant
Gold	Materion	CID001113	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	Conformant
Gold	Metalor Technologies S.A.	CID001153	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	CID001157	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	Conformant
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	Conformant
Gold	PAMP S.A.	CID001352	Switzerland	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	Conformant
Gold	PX Precinox S.A.	CID001498	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Conformant
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	Conformant
Gold	Royal Canadian Mint	CID001534	Canada	Conformant
Gold	SAAMP	CID002761	France	Conformant
Gold	Safimet S.p.A	CID002973	Italy	Conformant
Gold	SAFINA A.S.	CID002290	Czech Republic	Conformant
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	Conformant
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	Conformant
Gold	T.C.A S.p.A	CID002580	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	Conformant
Gold	Torecom	CID001955	Korea, Republic of	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Gold	United Precious Metal Refining, Inc.	CID001993	United States	Conformant
Gold	Valcambi S.A.	CID002003	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	Japan	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	Conformant
Tantalum	D Block Metals, LLC	CID002504	United States	Conformant
Tantalum	Exotech Inc.	CID000456	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	Conformant
Tantalum	H.C. Starck Inc.	CID002548	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Conformant
Tantalum	KEMET Blue Metals	CID002539	Mexico	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Brazil	Conformant
Tantalum	Meta Materials	CID002847	Macedonia, The Former Yugoslav Republic Of	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Conformant
Tantalum	NPM Silmet AS	CID001200	Estonia	Conformant
Tantalum	QuantumClean	CID001508	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	Conformant
Tantalum	Telex Metals	CID001891	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	Conformant
Tin	Alpha	CID000292	United States	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	China	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.*	CID003356	China	Not Conformant
Tin	Dowa	CID000402	Japan	Conformant
Tin	EM Vinto	CID000438	Bolivia	Conformant
Tin	Fenix Metals	CID000468	Poland	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	Conformant
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	Conformant
Tin	Metallic Resources, Inc.	CID001142	United States	Conformant
Tin	Metallo Belgium N.V.	CID002773	Belgium	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Spain	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Brazil	Conformant
Tin	Minsur	CID001182	Peru	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia	Conformant
Tin	PT Bangka Serumpun	CID003205	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	Conformant
Tin	PT Mitra Stania Prima	CID001453	Indonesia	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Tin	PT Prima Timah Utama	CID001458	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia	Conformant
Tin	PT Rajehan Ariq	CID002593	Indonesia	Conformant
Tin	PT Refined Bangka Tin	CID001460	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	Conformant
Tin	Rui Da Hung	CID001539	Taiwan	Conformant
Tin	Soft Metais Ltda.	CID001758	Brazil	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	Conformant
Tin	Thaisarco	CID001898	Thailand	Conformant
Tin	Tin Technology & Refining	CID003325	United States	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	Conformant
Tin	Yunnan Tin Company Limited	CID002180	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	Conformant
Tungsten	ACL Metais Eireli	CID002833	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.**	CID000499	China	Not Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	China	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	Conformant
Tungsten	Kennametal Fallon	CID000966	United States	Conformant
Tungsten	Kennametal Huntsville	CID000105	United States	Conformant
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Viet Nam	Conformant
Tungsten	Moliren Ltd.	CID002845	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	CID002589	United States	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	Conformant

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Conformance Status
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.**	CID002095	China	Not Conformant
* Smelter removed from Hasbro Supply Chain.
** Smelter is no longer operational.

ANNEX 2

Countries of Origin of 3TG

Country of Origin
Argentina - G	Ghana - G	Philippines - G
Australia - 3TG	Guatemala - G	Portugal – Sn, W
Austria - W	Guinea - G	Puerto Rico - G
Azerbaijan - G	Guyana - G	Russian Federation – 3TG
Benin - G	Honduras - G	Rwanda – 3TG
Bolivia - 3TG	India - Ta	Saudi Arabia -G
Botswana - G	Indonesia – G, SN	Senegal - G
Brazil - 3TG	Ivory Coast - G	Serbia - G
Burkina Faso - G	Japan - G	Sierra Leone - G, Ta
Burundi - 3T	Kazakhstan - G,W	Slovakia - G
Canada - G	Kenya - G	Solomon Islands - G
Chile - G	Laos -G, Sn	South Africa - G
China – 3TG	Liberia - G	Spain - 3TG
Colombia -3TG	Madagascar - Ta	Suriname - G
Congo, Democratic Republic of the – 3TG	Malaysia – 3TG	Sweden - G
Costa Rica - G	Mali - G	Taiwan – Sn
Cuba - G	Mauritania - G	Tajikistan - G
Cyprus - G	Mexico - G, W	Tanzania - G
Dominican Republic - G	Mongolia – G, Sn, W	Thailand – 3T
Ecuador - G	Morocco - G	Turkey - G
Egypt - G	Mozambique - G, Ta	Uganda – 3TG
Eritrea - G	Myanmar (Burma) – Sn, W	United Kingdom – G, Sn, W
Ethiopia - G, Ta	Namibia -G, Ta	Uruguay - G
Fiji - G	New Zealand -G	USA – G, Sn, W
Finland - G	Nicaragua - G	Uzbekistan - W
France - Ta	Niger - G	Venezuela - Sn
French Guiana - G	Nigeria – 3T	Vietnam – Sn, W
Georgia - G	Papua New Guinea - G	Zambia - G
Germany - Ta	Peru – G, Sn, W	Zimbabwe – G, Ta, W

Key:	3TG = Tantalum, Tin, Tungsten and Gold; 3T= Tantalum, Tin and Tungsten
G = Gold; Ta= Tantalum; Sn= Tin; W=Tungsten